 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333- 231019
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 6, 2019)
KUSHCO HOLDINGS, INC.
17,197,570 Shares of Common Stock
WARRANTS TO PURCHASE 8,598,785 SHARES OF COMMON STOCK
We are offering 17,197,570 shares of our common stock, par value $0.001 per share and warrants to purchase 8,598,785 shares of our common stock. The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase half a share of common stock, at an exercise price of  $2.25 per share of common stock. Each unit will be sold at a negotiated price of  $1.75 issued directly to certain institutional investors, pursuant to this prospectus supplement, the accompanying prospectus, and a securities purchase agreement. The shares of common stock and warrants are immediately separable and will be issued separately.
Our common stock is quoted on the OTC Market Group’s OTCQX market (“OTCQX”) under the symbol “KSHB.” On September 25, 2019, the closing price for our common stock, as reported on the OTCQX, was $2.69 per share.
Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-8 of this prospectus supplement, in our Quarterly Report on Form 10-Q/A for the quarter ended November 30, 2018, in our Quarterly Report on Form 10-Q for the quarter ended February 28, 2019, in our Quarterly Report on Form 10-Q for the quarter ended May 31, 2019 and in our Annual Report on Form 10-K/A for the year ended August 31, 2018, which are incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
We have retained Jefferies LLC and A.G.P./Alliance Global Partners as co-lead placement agents for this transaction. The placement agents are not purchasing or selling any of our securities offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of securities; however, the placement agents have agreed to use their reasonable best efforts to arrange for the sale of all of our securities offered hereby. There is no required minimum number of securities that must be sold as a condition to completion of the offering. We have agreed to pay the placement agents the placement agent fees set forth in the table below.
	Per UNIT	Total
Public Offering Price	$1.75	$30,095,748
Placement Agent Fees(1)	$0.1225	$2,106,702
Proceeds to us (before expenses)	$1.6275	$27,989,046
(1)
We have also agreed to reimburse the placement agents for certain of their legal fees and expenses in connection with this offering. For additional information about the compensation paid to the placement agents, see “Plan of Distribution” on page S-21.

We expect that delivery of units being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about September 30, 2019. Pursuant to an escrow agreement among us, the placement agents and an escrow agent, some or all of the funds received in payment for the units sold in this offering will be wired to a non-interest bearing escrow account and held until we and the placement agents notify the escrow agent that this offering has closed, indicating the date on which the units are to be delivered to the purchasers and the proceeds are to be delivered to us.
Co-Lead Placement Agents
Jefferies	A.G.P.
The date of this prospectus supplement is September 26, 2019.

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You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the placement agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, and the placement agents have not made, an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference” and the sections of the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.
Unless the context otherwise requires, we use the terms “KushCo Holdings,” “KushCo,” “we,” “us,” “the Company” and “our” in this prospectus supplement to refer to KushCo Holdings, Inc. and its subsidiaries.
All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.
The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.
The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, or of any sale of the securities. We further note that the representations, warranties, and covenants made by us in any agreement that was filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in this prospectus supplement, the accompanying prospectus and incorporated herein and therein by reference constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events concerning our business and to our future revenues, operating results and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential” or “continue,” or the negative of those terms or other comparable terminology. Forward-looking statements may include statements regarding:
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the size and growth of the potential markets for our products and the ability to serve those markets;

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our expectations regarding our expenses and revenue, the sufficiency of our cash resources and needs for additional financing;

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the rate and degree of market acceptance of any of our products;

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our expectations regarding competition;

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our anticipated growth strategies;

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our ability to attract or retain key personnel;

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our ability to establish and maintain development partnerships;

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our expectations regarding federal, state and foreign regulatory requirements and investigations;

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regulatory developments in the U.S. and foreign countries, especially those related to change in, and enforcement of, cannabis laws;

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our ability to obtain and maintain intellectual property protection for our products;

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the anticipated trends and challenges in our business and the market in which we operate; and

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our use of proceeds from this offering.

Any forward looking statements contained in this prospectus supplement, the accompanying prospectus or incorporated herein or therein by reference are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K/A for the year ended August 31, 2018, which is incorporated by reference into this prospectus supplement, as well as in subsequent reports we file from time to time with the SEC, that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference herein and therein as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement and accompanying prospectus. It may not contain all of the information that is important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement and under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in the accompanying prospectus. You should also carefully consider the matters discussed in the section entitled “Risk Factors” in this prospectus supplement, in the accompanying prospectus, and in other periodic reports incorporated herein by reference.
About KushCo Holdings
KushCo Holdings, Inc. markets and sells packaging products, vaporizers, hydrocarbon gases, solvents, accessories, and branding solutions to customers operating in the state-regulated medical, adult-use cannabis, and hemp industries. As an innovator in custom packaging design and implementation, we combine creativity with compliance to provide the right solutions for our customers. We also provide custom branding on packaging products, which allows our customers to turn their packaging into an effective marketing tool. Our core products comply with Title 16 of the Code of Federal Regulations Part 1700 of the Poison Prevention Packaging Act. The testing standards for certification meet the stringent requirements set by the Consumer Product Safety Commission (“CPSC”). In addition, the materials used for production are U.S. Food and Drug Administration (“FDA”)-approved food grade and free of bisphenol A (“BPA”).
Our packaging business primarily consists of bottles, bags, tubes, and containers. We maintain relationships with a broad range of manufacturers, which enables us to source a plethora of packaging products in a cost-effective manner and pass such cost savings to our customers. That allows us to offer quick solutions to our customers and ensure that their products will be of superior grade and made with environmentally safe materials. In addition to a complete product line, we have sophisticated labeling and customization capabilities, which we believe allows us to add significant value to our customers’ packaging design processes. Our products are utilized by urban farmers, green house growers, and medical and adult-use cannabis dispensaries.
Pop Top Bottles.   Our pop top bottles meet all of the standards for child resistant requirements as set by the CPSC. The pop-top bottle is unique to the pharmaceutical packaging world because, instead of a traditional push and turn bottle, the pop-top requires a squeeze motion that actually pops the attached top up and open. We carry pop top bottles in various sizes and colors.
Bags.   We provide an array of packaging solutions in the form of a bag. The selection of bags we provide includes child resistant exit bags, traditional paper exit bags, and a vast selection of food grade safe foil barrier bags. All bags and packages we offer are available in stock designs and are fully-customizable.
Tubes.   We offer a complete line of tubes in two standard sizes, each available in a wide variety of colors. We believe that we are one of the largest suppliers of tubes to the cannabis industry in the United States. Our focus and investments are made to ensure that we are able to meet the increasing trend towards impermeable casing, substantially extending shelf life for pre-packaging. The tubes have a positive seal for enhanced freshness and are odor tight for secure storage and content privacy. All tubes are made with food grade, BPA-free polypropylene in compliance with FDA regulations. We maintain several unique designs in this market that combine the tube and closure elements into a single piece that we believe is innovative both in appearance and functionality. We believe that our ability to provide creative package designs, combined with a complementary line of closures, makes us a preferred supplier for many customers in our target markets.

Containers.   We provide a diverse selection of smaller-sized containers composed of polystyrene, silicone-lined polystyrene, or glass. Our silicone-lined polystyrene containers offer durability and convenience by combining the ease of a non-stick silicone lining with the rigidity and clarity of a polystyrene outer layer.
Vaporizers.   We offer a wide selection of vaporizer cartridges with core materials ranging from plastic to glass, and heating technology ranging from cotton wicks to ceramic and wickless materials. We also offer a wide selection of batteries to match the cartridges that range from button-less standard heating to push-button adjustable heating settings. Most of our vaporizer cartridge, battery, and disposable units may be customized for clients, including adjusting colors, materials, and adding logos and images per our clients’ request. We deliver the vaporizer products unassembled to clients, and the clients then fill and assemble the vaporizers themselves.
Hydrocarbon Gases.   We provide ultra-pure hydrocarbon gases, including isobutene, n-butane, propane, ethanol, pre-mixes, custom blends, and other solvents. These substances are essential to the extraction process, which produces products that supply the vaping and concentrate sectors of the market. We ship these products to customers from ten distribution hubs in key markets across the country under a hazmat compliant structure.
Branding Solutions.   Our wholly-owned subsidiary, The Hybrid Creative, is a full-spectrum creative agency based in Santa Rosa, California. It serves both cannabis and non-cannabis clients across the U.S., Canada and Europe. The Hybrid Creative’s services include brand strategy, design and marketing, web application development and e-commerce solutions.
Our Corporate History and Background
KushCo Holdings, Inc. was incorporated in the state of Nevada on February 26, 2014 as Kush Bottles, Inc. We specialize in the wholesale distribution of packaging supplies and customized branding solutions for the cannabis industry. Our wholly-owned subsidiary, Kim International Corporation (“KIM”), a California corporation, was originally incorporated as Hy Gro Economics Corporation (“Hy Gro”) on December 2, 2010. On October 30, 2012, Hy Gro amended its articles of incorporation to reflect a name change to KIM International Corporation.
On April 10, 2015, we entered into an equity purchase agreement to acquire all of the issued and outstanding membership interests in Dank Bottles, LLC (“Dank”), a Colorado limited liability company. In exchange for the purchased interests, the Company paid cash consideration of   $373,725 and issued 3,500,000 shares of common stock to the sellers of Dank.
On May 1, 2017 we and our wholly-owned subsidiary KBCMP, Inc. (“Merger Sub”), entered into an Agreement of Merger (the “CMP Merger Agreement”) with Lancer West Enterprises, Inc., a California corporation, and Walnut Ventures, a California corporation, pursuant to which each of Lancer West Enterprises, Inc. and Walnut Ventures were merged with and into Merger Sub, with Merger Sub as the surviving corporation, resulting in our indirect acquisition of CMP Wellness, LLC (“CMP”), a California limited liability company. Prior to the merger, CMP was owned 100% by Lancer West Enterprises, Inc. and Walnut Ventures. The membership interest in CMP was the sole asset of each of Lancer West Enterprises, Inc. and Walnut Ventures. As a result, CMP became our indirect wholly-owned subsidiary. CMP is a distributor of vaporizers, cartridges, and accessories.
The purchase price for CMP consisted of an aggregate of  $1,500,000 in cash, unsecured promissory notes in the aggregate principal amount of approximately $771,000 having a one-year maturity, and an aggregate of 7,800,000 restricted shares of the Company’s common stock. The purchase price is subject to customary post-closing adjustments with respect to confirmation of the levels of working capital and cash held by CMP as of the closing. During the one-year period following the closing, the former owners of CMP became entitled to receive approximately $1,905,000 in cash, in the aggregate, and approximately 4,741,000 shares of our common stock, in the aggregate, based on the performance of CMP during the earn-out period. The Company determined that the fair value of share-settled contingent consideration was equal to $26,217,000.

On May 2, 2018, KCH Energy, LLC, a wholly-owned subsidiary of the Company (“KCH”), completed its acquisition of Summit Innovations, LLC (“Summit”), a leading distributor of hydrocarbon gases to the state-regulated cannabis industry. Pursuant to the terms of the Agreement and Plan of Merger with Summit (“Summit Merger Agreement”), Summit merged with and into KCH, with KCH as the surviving entity.
The consideration paid to the members of Summit at the closing included cash consideration, consisting of an aggregate of   $905,000 in cash, net of cash received, and 1,280,000 shares of the Company’s common stock. Cash consideration of  $188,000 (“Holdback Cash”) and approximately 640,000 shares of common stock (“Holdback Shares”) were held back by us for a period of 15 months for potential post-closing working capital and/or indemnification claims relating to, among other things, breaches of representations, warranties and covenants contained in the merger agreement. The former members of Summit may become entitled to receive earn-out consideration of up to an additional 1,280,000 shares of common stock (“Earnout Shares”), in the aggregate, based on the net revenue performance of the Summit business during a one-year period following the closing. As of May 31, 2019, the Company determined that the fair value of the contingent consideration was equal to $2,961,000. On August 2, 2019, the Company issued an aggregate of 706,782 Earnout Shares, 440,000 Holdback Shares, and $370,000 in Holdback Cash to the former members of Summit in accordance with, and in full satisfaction of the Company’s obligations to issue Earnout Shares and Holdback Shares and pay Holdback Cash under, the Summit Merger Agreement.
On July 11, 2018, we completed our acquisition of Zack Darling Creative Associates (“ZDCA”), and its wholly-owned subsidiary The Hybrid Creative, LLC (“Hybrid”), which together operated as a specialist design agency. Pursuant to the terms of the purchase agreement with the members of ZDCA, we purchased the entire issued member interest of ZDCA. Following the acquisition, ZDCA operates as a wholly-owned subsidiary of the Company, with Hybrid continuing to operate as wholly-owned subsidiary of ZDCA.
The fixed consideration paid to the members of Hybrid at the closing included cash consideration consisting of an aggregate of  $847,187 in cash, net of cash received, $82,106 in cash held back and share consideration consisting of an aggregate of 360,000 shares of our common stock. The former members of ZDCA may become entitled to receive cash contingent consideration of up to $485,000 and up to 213,000 shares of our common stock, based on the net revenue performance of Hybrid during the period September 1, 2018 through August 31, 2019 calculated from the Company’s audited financial statements for the fiscal year ended August 31, 2019.
On August 29, 2018, we filed an Amended and Restated Articles of Incorporation (the “Amended and Restated Charter”) with the Secretary of State for the State of Nevada. The Amended and Restated Charter changed our name from Kush Bottles, Inc. to KushCo Holdings, Inc. The Amended and Restated Charter became effective on September 1, 2018, and was duly approved by our stockholders at our 2018 Annual Meeting of Stockholders on May 8, 2018.
Competition
We face competition from dozens of competitors of varying sizes and geographic reach, who produce and sell products similar to ours. Our sales could be reduced significantly if our competitors develop and market products that are more effective, more convenient, or are less expensive than our products. We believe that we have differentiated ourselves from competitors due to several factors. We have built what we consider to be one of the strongest brands in the industry. We have a physical presence in key states such as California, Washington, Nevada, Colorado and Massachusetts which enable us to meet our customers’ demands at a speed that supersedes the competition. We believe we have the highest quality and largest variety of products that meet the certification standards for child-resistance. We believe we offer the best customized branded packaging solutions in the market. Additionally, we believe our size and customer relationships give us significant insight and expertise in our industry. As a result, we have become more than just a supplier to our customers — we have become a trusted partner, with insight and recommendations that help our customers’

businesses grow and thrive. In addition to many short-term competitive advantages, KushCo is committed to building out a suite of products that are exclusive to the company using intellectual property, branding, trademarks, or joint ventures. Currently, the company has three granted patent and several in process, as well as numerous trademarks.
Emerging Growth Company
As a public reporting company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. In particular, as an emerging growth company we:
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are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended;

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are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

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are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

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are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

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may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A; and

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are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards. As a result, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
Circumstances could cause us to lose “emerging growth company” status. We will qualify as an emerging growth company until the earliest of:
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The last day of our first fiscal year during which we have total annual gross revenues of   $1.07 billion or more;

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The last day of our fiscal year following the fifth anniversary of the date of our initial public offering;

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The date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period; or

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The date on which we qualify as a “large accelerated filer” under the Exchange Act (qualifying as a large accelerated filer means, among other things, having a public float in excess of  $700 million).

Corporate Information
Our principal corporate offices are located at 6261 Katella Ave., Suite 250, Cypress, CA 90630 and our telephone number is 714-462-4603. Our internet address is www.kushco.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING
Common Stock Offered by Us
17,197,570 shares of common stock.
Warrants
Warrants to purchase 8,598,785 shares of common stock. The warrants will be exercisable at an initial exercise price of  $2.25 per share. The warrants are exercisable at any time for a period of five years from the date on which such warrants were issued. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.
Common Stock to be Outstanding Immediately After this Offering
107,258,993 shares of common stock assuming no exercise of the warrants issued in the offering.
Use of Proceeds
We expect the net proceeds from this offering will be approximately $27.4 million after deducting placement agent fees, as described in “Plan of Distribution,” on page S-21 and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and for other general corporate purposes. See “Use of Proceeds” on page S-17.
Risk Factors
This investment involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
OTCQX Symbol
“KSHB”. We do not plan on applying to list the warrants on the OTCQX or any national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.
The number of shares of our common stock to be outstanding after this offering is based on the actual number of shares outstanding as of September 24, 2019, which was 90,061,423, and excludes as of such date:
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14,760,619 shares of common stock issuable upon exercise of options outstanding under our 2016 Stock Incentive Plan, at a weighted-average exercise price of approximately $4.89 per share;

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8,138,095 shares of common stock issuable upon exercise of warrants outstanding at a weighted-average exercise price of  $5.32 per share;

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1,861,396 shares of common stock reserved for future issuance under our 2016 Stock Incentive Plan; and

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8,598,785 shares of common stock issuable upon the exercise of warrants to be issued to investors in this offering at an exercise price of  $2.25 per share.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described herein and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as other information we include or incorporate by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition, or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described herein and in the documents incorporated herein by reference, including (i) Annual Report on Form 10-K/A for fiscal year ended August 31, 2018, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, each of which is on file with the SEC and is incorporated herein by reference; and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus. See the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business.
Risks Relating to this Offering
We have broad discretion to determine how to use the proceeds raised in this offering, and we may not use the proceeds effectively.
Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways with which you may not agree or that do not yield a favorable return. We currently intend to use the net proceeds from this offering for working capital and for other general corporate purposes. We have not allocated any specific amount of the net proceeds from this offering for any of the foregoing purposes. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could have a material adverse effect on our business, financial condition, and results of operations.
You will experience immediate and substantial dilution when you purchase shares in this offering.
You will incur immediate and substantial dilution as a result of this offering. After giving effect to the assumed sale by us of 17,197,570 shares of our common stock in this offering at the offering price of  $1.75 per unit, and after deducting the placement agent fees and estimated offering expenses payable by us, investors in this offering will suffer an immediate dilution of  $0.96 per share.
If, after this offering, we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares of common stock in this offering, may experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future may have rights superior to existing stockholders and investors who purchase common stock in this offering. See “Dilution” on page S-19 of this prospectus supplement for a more detailed discussion of the dilution you will incur in connection with this offering.
There is no public market for the warrants to purchase shares of our common stock being offered by us in this offering.
There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on the OTCQX or any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the warrants will be limited.

The warrants are speculative in nature.
The warrants do not confer any rights of common stock ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of  $2.25 per share, subject to certain adjustments, prior to five years from the date on which such warrants were issued, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. The warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.
The issuance of additional equity securities may negatively impact the trading price of our common stock.
We have issued equity securities in the past, will issue equity securities in this offering, and expect to continue to issue equity securities to finance our activities in the future. In addition, outstanding options and warrants to purchase our common stock may be exercised and additional options and warrants may be issued, resulting in the issuance of additional shares of common stock. The issuance by us of additional equity securities, including the shares of common stock issuable upon exercise of the warrants issued by us in this offering, would result in dilution to our stockholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of our common stock.
We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.
We have never declared or paid any cash dividend on our common stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation, and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Additionally, for so long as any of the Monroe Loans (as defined below) or the Hudson Bay Note (as defined below) remain outstanding, we would be required to obtain the prior written consent of Monroe or Hudson Bay, as applicable, prior to declaring or paying any cash dividend or cash distribution on any of our capital stock. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.
A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.
In this offering, we will sell 17,197,570 shares of common stock, collectively representing approximately 19.1% of our outstanding common stock as of September 24, 2019. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.
The trading market for our common stock is limited.
We are quoted on the OTCQX under the trading symbol “KSHB” and are not traded or listed on any securities exchange. The OTCQX is regarded as a junior trading venue. This may result in limited shareholder interest and hence lower prices for our common stock than might otherwise be obtained. In addition, it may be difficult for our shareholders to sell their shares without depressing the market price for our shares or at all. As a result of these and other factors, our shareholders may not be able to sell their shares. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration. If an active market for our common stock does not develop or is not sustained, it may be difficult for our shareholders to sell shares of our common stock.
Our principal stockholders, executive officers, and directors own a significant percentage of our common stock and will be able to exert a significant control over matters submitted to the stockholders for approval.
Our officers and directors, and stockholders who own more than 5% of our common stock, collectively beneficially own a significant percentage of our common stock. This significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. These stockholders, if they acted together, could significantly influence all matters requiring approval by the stockholders, including the election of directors. The interests of these stockholders may not always coincide with the interests of other stockholders.
If we fail to establish or maintain effective internal controls over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our common stock may, therefore, be adversely impacted.
Our reporting obligations as a public company place a significant strain on our management, operational and financial resources, and systems for the foreseeable future. Annually, we are required to prepare a management report on our internal controls over financial reporting containing our management’s assessment of the effectiveness of our internal control over financial reporting. Management concluded that our internal controls over financial reporting were not effective as of August 31, 2018. At such time as the Company’s status with the SEC changes to that of an accelerated filer from a smaller reporting company and the Company no longer qualifies as an emerging growth company, our independent registered public accounting firm will be required to attest to and report on our management’s assessment of the effectiveness of our internal control over financial reporting. Under such circumstances, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.
We have concluded that certain of our previously-issued financial statements could not be relied upon and, as a result, we have restated such previously-issued financial statements, which has lead to and may lead to, among other things, shareholder litigation, loss of investor confidence, negative impact on our stock price, and certain other risks.
As discussed in the Explanatory Note, Note 2, “Restatement” and in Note 18, “Quarterly Information (unaudited)” under Item 8 of the amendment to our Annual Report on Form 10-K for the year ended August 31, 2018, filed with the SEC on April 11, 2019, we concluded that our previously-issued consolidated financial statements for the fiscal years ended August 31, 2018 and 2017, and for each of the interim periods ended May 31, 2017, November 30, 2017, February 28, 2018, May 31, 2018 and November 30, 2018, could no longer be relied upon. The determination that the applicable financial statements could no longer be relied upon and that certain financial statements would be restated was made following the identification of misstatements. We filed restated financial statements with the SEC for all impacted periods on April 11, 2019.
As a result of these misstatements, we have become subject to a number of additional risks and uncertainties, including unanticipated costs for accounting and legal fees in connection with or related to the restatement, including three shareholder derivative litigations, one class-action lawsuit, and a subpoena by the SEC, as previously disclosed on a Current Report on Form 8-K filed with the SEC on July 18, 2019. Any such proceeding could result in substantial defense costs regardless of the outcome of the litigation or investigation. If we do not prevail in any such litigation, we could be required to pay substantial damages or settlement costs. In addition, as a result of these misstatements, we may continue to be at risk for further government investigations, shareholder litigation, and additional accounting and legal fees in connection therewith, as well as loss of investor confidence in us, and a negative impact on our stock price.

We are remediating certain internal controls and procedures, which, if not successful, could result in additional misstatements in our financial statements negatively affecting our results of operations.
We are in the process of implementing certain remediation actions in response to the above-described financial misstatements. See Item 9A. “Controls and Procedures” of the amendment to our Annual Report on Form 10-K for the year ended August 31, 2018 filed with the SEC on April 11, 2019 for a description of these remediation measures. To the extent these steps are not successful, not sufficient to correct our material weaknesses in internal controls over financial reporting, or are not completed in a timely manner, future financial statements may contain material misstatements and we could be required to restate our financial results. Any of these matters could adversely affect our business, reputation, revenues, results of operations, financial condition, and stock price, and limit our ability to access the capital markets through equity or debt issuances.
We are involved in an ongoing SEC investigation, which could divert management’s focus, result in substantial investigation expenses, and have an adverse impact on our reputation, financial condition, results of operations, and cash flows.
As previously disclosed on a Current Report on Form 8-K filed with the SEC on July 18, 2019, on July 11, 2019, the Company received a subpoena from the SEC and a letter from the SEC stating that it is conducting an investigation. The subpoena requests information and documents generally related to the Company’s restatement of its consolidated financial statements for the fiscal years ended August 31, 2018 and 2017, and for the three months ended November 30, 2018 and 2017. We have incurred significant legal and accounting expenditures in connection with the SEC’s investigation. We are unable to predict how long the SEC’s investigation will continue or its outcome.
Our recent change in auditing firms may cause additional delays in reporting.
Effective as of August 8, 2019, we changed our independent auditor from RBSM LLP to Marcum LLP. This change in auditors could delay our reports with the SEC. Such delays could result in a loss of investor confidence in the reliability of our financial statements and an adverse reaction in the financial marketplace, which ultimately could adversely impact the market price of our shares, and limit our ability to access the capital markets through equity or debt issuances.
Our obligations to Monroe Capital are secured by a security interest in substantially all of our assets, so if we default on those obligations, Monroe could foreclose on our assets, which would harm our business, financial condition, and results of operations, and could require us to reduce or cease operations.
On August 21, 2019, the Company and its subsidiaries entered into a revolving credit facility (the “Credit Facility”) with Monroe Capital Management Advisors, LLC (“Monroe”), as collateral agent and administrative agent, and the various lenders party thereto (the “Financing Agreement”). The Financing Agreement provides for a total borrowing commitment of  $35 million to be made in the form of revolving loans, subject to a borrowing base, together with the ability by the Company, upon the satisfaction of certain conditions set forth in the Financing Agreement, to increase the size of such commitment to $50 million (the “Monroe Loans”). The Credit Facility has a five-year term, maturing on August 21, 2024, and is secured by a first-priority lien on substantially all of the assets of the Company and its subsidiaries. As a result, if we default on our obligations under the Credit Facility, or fail to pay the obligations under the Credit Facility in full upon maturity, Monroe could foreclose on its security interests and liquidate some or all of these assets, which would harm our business, financial condition, and results of operations, and could require us to reduce or cease operations.
If we default on our obligations to Hudson Bay, Hudson Bay could enforce rights to collect on those obligations, which would harm our business, financial condition, and results of operations, and could require us to reduce or cease operations.
On April 29, 2019, we entered into a Securities Purchase Agreement with HB Sub Fund II LLC (“Hudson Bay”), pursuant to which we issued a Senior Note to Hudson Bay in the principal amount of  $21.3 million (the “Original Note”). On August 21, 2019, we entered into an Exchange Agreement with Hudson Bay, pursuant to the terms of which we exchanged the Original Note for a new Senior Note on substantially the same terms (the “Hudson Bay Note”). The Hudson Bay Note matures on October 30, 2020. If we default on our obligations under the Hudson Bay

Note, or fail to pay the obligations under the Hudson Bay Note in full upon maturity, Hudson Bay could exercise remedies to enforce such obligations, which would harm our business, financial condition, and results of operations, and could require us to reduce or cease operations.
In addition, the Hudson Bay Note and its terms are subject to that certain Intercreditor Agreement, by and among the Company, Hudson Bay, and Monroe, dated August 21, 2019, pursuant to which Hudson Bay has agreed, among other things, that, upon the occurrence of a default or event of default under the Financing Agreement, Hudson Bay shall not have the right to seek payment on the Hudson Bay Note for a period of up to 45 days (provided that such limitation shall not apply from and after September 30, 2020).
Hudson Bay has the right to participate in certain offerings by us of debt or equity, which may limit our ability to complete such financing transactions.
Pursuant to the Hudson Bay Note, if we enter into any debt or equity issuance, Hudson Bay has the right to acquire 100% of any debt issuance and 15% of any equity issuance of the company, subject to certain exceptions. This offering is subject to such right, and, Hudson Bay has elected to exercise this right to purchase a portion of the units offered in this offering. Thus, while other holders of our securities will risk suffering a reduction in percentage ownership in connection with a new issuance of securities by us, Hudson Bay will, through this participation right, have the opportunity to avoid a reduction in percentage ownership.
The federal and state regulatory landscape regarding products containing CBD is uncertain and evolving, and new or changing laws or regulations relating to industrial hemp and industrial hemp-derived products could have a material adverse effect on our business, financial condition and results of operations.
We facilitate the sale and distribution of products containing cannabidiol derived from industrial hemp (“CBD”), a form of cannabis. The Agriculture Improvement Act of 2018 (the “2018 Farm Bill”), which was signed into law by President Trump on December 20, 2018, removed the classification of industrial hemp (defined in the 2018 Farm Bill as Cannabis sativa L. with a delta-9 tetrahydrocannabinol (THC) concentration of not more than 0.3 percent on a dry weight basis), which includes industrial hemp-based CBD, as a controlled substance under the Controlled Substances Act (“CSA”). The declassification of industrial hemp opened the path for broad commercial cultivation of the crop and, among other things, the use of its byproducts in consumer goods, including CBD.
Although industrial hemp has been removed from the list of  “controlled substances” under the CSA, some states still classify industrial hemp and its byproducts as a controlled substance under applicable state criminal laws, making the possession, sale, and distribution of any such products illegal under such state laws. Although many states are implementing changes to their criminal laws in response to the 2018 Farm Bill, there can be no assurance that every state will follow suit. As a result, applicable state and local laws or regulations regarding industrial hemp-based CBD and products containing industrial hemp-based CBD could restrict any CBD brokerage services we offer in the future or impose additional compliance costs on us or our customers. Violations of applicable laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations.
FDA regulation regarding the sale or distribution of products containing CBD could make it difficult for our customers to operate their business, increase their operating costs, and pose additional operational, logistical and security challenges, which in turn could have a material adverse effect on our business, financial condition and results of operations.
The United States Food and Drug Commission (“FDA”) has the authority to regulate the production and sale of hemp pursuant to the United States Federal Food, Drug, and Cosmetic Act (the “FDCA”), section 351 of the Public Health Service Act (addressing the regulation of biological products). Shortly after the 2018 Farm Bill became law, the FDA issued a statement that any cannabis product, whether derived from industrial hemp or otherwise, marketed with a disease claim (e.g., a claim of therapeutic benefit or disease prevention) must be approved by the FDA for its intended use through one of the drug approval pathways prior to it being introduced into interstate commerce, and that introducing food, beverages, and dietary supplements with added CBD (or THC), regardless of source, into interstate commerce is currently illegal under the FDCA. The FDA has since indicated that it would issue regulations regarding the addition of food, beverages, and dietary supplements containing CBD, and conducted a public hearing on May 31, 2019 to obtain scientific data and information about the safety, manufacturing, product quality, marketing, labeling, and sale of products containing cannabis or cannabis-derived compounds.
Any regulations that the FDA issues in the future relating to the sale of food, beverages, and dietary supplements containing CBD in interstate commerce could make it difficult for our customers to operate their business, increase their operating costs, and pose additional operational, logistical and security challenges, which in turn could have a material adverse effect on our business, financial condition and results of operations.
Commercial cultivation of industrial hemp may be deemed to be a violation of federal law; therefore, if we facilitate the sale and distribution of products containing industrial hemp-based CBD, we may be subject to federal enforcement actions, which could adversely affect our business and harm our reputation and brand.
The 2018 Farm Bill empowers the United States Department of Agriculture (the “USDA”) to implement a program to certify state and Indian tribe permitting for the commercial cultivation of industrial hemp. Although the USDA has publicly stated that such certification program will be in place prior to the 2020 cultivation season, such program has not yet been implemented. As such, until state and Indian tribe permitting is certified by the USDA, most commercial cultivation of industrial hemp may be deemed to be in violation of federal law.
We risk becoming subject to adverse publicity and costly federal enforcement actions should we decide to facilitate the sale and distribution of products containing industrial hemp-based CBD in the United States. We may be required to expend significant resources in defending our company from such actions, which could adversely affect our business and results of operations and divert the attention of management. We may also incur the risk of sustaining considerable damage to our reputation and brand should we become party to federal enforcement actions resulting from the sale and distribution of products containing industrial hemp-based CBD.
The market price of our common stock may be volatile and may be affected by market conditions beyond our control. The market price of our common stock is subject to significant fluctuations in response to, among other factors:
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variations in our operating results and market conditions specific to our business;

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the emergence of new competitors or new technologies;

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operating and market price performance of other companies that investors deem comparable;

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changes in our Board or management;

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sales or purchases of our common stock by insiders;

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commencement of, or involvement in, litigation;

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changes in governmental regulations, in particular with respect to the cannabis industry; and

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general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition, or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to our board of directors and management.
Since our securities are currently quoted on the OTCQX, our stockholders may face significant restrictions on the resale of our securities due to state “Blue Sky” laws and the sale of securities in this offering is subject to state “Blue Sky” laws.
Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must also be registered in that state. Since our common stock is currently quoted on the OTCQX, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our common stock and warrants. You should therefore consider the resale market for our common stock and warrants to be limited, as you may be unable to resell your common stock and warrants without the significant expense of state registration or qualification.
In addition, prior to this offering, we have conducted private placements with accredited investors pursuant to Regulation D under the Securities Act. We filed Form Ds relating to such private placements with the SEC, but have not made any notice filings with state securities regulators with respect to private placements conducted prior to June 2018. State securities regulators may assess penalties and fines on us in the future based on our failure to make such notice filings.
The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.
The SEC has adopted Rule 3a51-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 under the Exchange Act requires: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.
The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (A) sets forth the basis on which the broker or dealer made the suitability determination and (B) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.
Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.
We are subject to cyber-security risks, including those related to customer, employee, vendor or other company data and including in connection with integration of acquired businesses and operations.
We use information technologies to securely manage operations and various business functions. We rely on various technologies, some of which are managed by third parties, to process, transmit and store electronic information, and to manage or support a variety of business processes and activities, including reporting on our business and interacting with customers, vendors and employees. In addition, we collect and store certain data, including proprietary business information, and may have access to confidential or personal information that is subject to privacy and security laws, regulations and customer-imposed controls. Our systems are subject to repeated attempts by third parties to access information or to disrupt our systems. Despite our security design and controls, and those of our third-party providers, we may become subject to system damage, disruptions or shutdowns due to any number of causes, including cyber-attacks, breaches, employee error or malfeasance, power outages, computer viruses, telecommunication or utility failures, systems failures, service providers, natural disasters or other catastrophic events. It is possible for such vulnerabilities to remain undetected for an extended period. We may face other challenges and risks as we upgrade and standardize our information technology systems as part of our integration of acquired businesses and operations. We have contingency plans in place to prevent or mitigate the impact of these events, however, these events could result in operational disruptions or the misappropriation of sensitive data, and depending on their nature and scope, could lead to the compromise of confidential information, improper use of our systems and networks, manipulation and destruction of data, defective products, production downtimes and operational disruptions and exposure to liability. Such disruptions or misappropriations and the resulting repercussions, including reputational damage and legal claims or proceedings, may adversely affect our results of operations, cash flows and financial condition, and the trading price of our common stock.
This risk is enhanced in certain jurisdictions with stringent data privacy laws and, as we expand our products, offerings, and operations domestically and internationally, we may become subject to amended or additional laws that impose substantial additional obligations related to data privacy. For example, California recently adopted the California Consumer Privacy Act of 2018 (“CCPA”), which provides new data privacy rights for consumers and new operational requirements for businesses. The CCPA includes a statutory damages framework and private rights of action against businesses that fail to comply with certain CCPA terms or implement reasonable security procedures and practices to prevent data breaches. The CCPA goes into effect in January 2020.
There is uncertainty related to the regulation of vaporization products and certain other consumption accessories. Increased regulatory compliance burdens could have a material adverse impact on our business development efforts and our operations.
There is uncertainty regarding whether and in what circumstances federal, state, or local regulatory authorities will seek to develop and enforce regulations relative to vaporizer hardware and accessories that can be used to vaporize cannabis and/or tobacco. Further, it remains to be seen whether current or future regulations relating to tobacco vaporization products would also apply to cannabis vaporization products and related consumption accessories.
There has been increasing activity on the federal, state, and local levels with respect to scrutiny of vaporizer products. Federal, state, and local governmental bodies across the United States have indicated that vaporization products and certain other consumption accessories may become subject to new laws and regulations at the state and local levels. For example, in September 2019, the Trump Administration announced a plan to ban the sale of most flavored e-cigarettes nationwide. At the state level, over 25 states have implemented statewide regulations that prohibit vaping in public places. In January 2015, the California Department of Health declared electronic cigarettes and certain other vaporizer products a health threat that should be strictly regulated like tobacco products. Many states, provinces, and some cities have passed laws restricting the sale of electronic cigarettes and certain other tobacco vaporizer products , and in September 2019, California’s governor issued an executive order on vaping, focused on enforcement and disclosure. Some cities have also implemented more restrictive measures than their state counterparts, such as San Francisco, which in June 2018, approved a new ban on the sale of flavored tobacco products, including vaping liquids and menthol cigarettes.
The application of any new laws or regulations that may be adopted in the future, at a federal, state, or local level, directly or indirectly implicating cannabis vaporization products or consumption accessories could limit our ability to sell such products, result in additional compliance expenses, and require us to change our labeling and methods of distribution, any of which could have a material adverse effect on our business, results of operations and financial condition.
The scientific community has not yet extensively studied the long-term health effects of the use of vaporizer products.
Cannabis vaporizers and related products were recently developed and therefore the scientific community has not had a sufficient period of time to study the long-term health effects of their use. If the scientific community were to determine conclusively that use of any or all of these products poses long-term health risks, market demand for these products and their use could materially decline. Such a determination could also lead to litigation and significant regulation. Loss of demand for our product, product liability claims, and increased regulation stemming from unfavorable scientific studies on these products could have a material adverse effect on our business, results of operations, and financial condition.

If product liability lawsuits are brought against us, we will incur substantial liabilities.
We face an inherent risk of product liability. For example, we could be sued if any product we sell allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts.
Furthermore, vaporizer products and other similar consumption product manufacturers, suppliers, distributors, and sellers have recently become subject to litigation. While we have not been a party to any product liability litigation and do not ourselves manufacture any products, several lawsuits have been brought against other manufacturers and sellers of smokeless products for injuries to health allegedly caused by use of smokeless products. We may be subject to similar claims in the future relating to vaporizer products that we sell. We may also be named as a defendant in product liability litigation against one of our suppliers by association, including in class action lawsuits. In addition, we may see increasing litigation over our vaporizer products or the regulation of our products as the regulatory regimes surrounding these products develop. If such lawsuits are filed against us in the future, we could incur substantial costs, including costs to defend the cases and possible damages awards.
Even a successful defense of these hypothetical future cases would require significant financial and management resources. If we are unable to successfully defend these hypothetical future cases, we could face at least the following potential consequences:
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decreased demand for our products;

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injury to our reputation;

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costs to defend the related litigation;

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a diversion of management’s time and our resources;

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substantial monetary awards to users of our products;

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product recalls or withdrawals;

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loss of revenue; and

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a decline in our stock price.

In addition, while we continue to take what we believe are appropriate precautions, we may be unable to avoid significant liability if any product liability lawsuit is brought against us.

USE OF PROCEEDS
We estimate the net proceeds from this offering will be approximately $27.4 million, after deducting placement agent fees and our estimated offering expenses. This amount excludes the proceeds, if any, from the exercise of warrants being offered in this offering. If all of the warrants sold in this offering were to be exercised in cash, we would receive additional net proceeds of approximately $19.3 million. We cannot predict when or if these warrants will be exercised. It is possible that these warrants may expire and may never be exercised.
We intend to use the net proceeds from this offering, together with other available funds, for working capital and for other general corporate purposes, which may include, among other things, working capital, product development, acquisitions, capital expenditures, and other business opportunities. We have not yet determined the amounts of net proceeds to be used specifically for any of the foregoing purposes, and we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.
The amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Investors will be relying upon the judgment of our management regarding the application of the net proceeds from this offering.
Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and in amounts that we determine as the need arises. We may raise additional capital through additional public or private financings, the incurrence of debt, and other available sources.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, and all currently available funds for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Additionally, for so long as any of the Monroe Loans or the Hudson Bay Note remain outstanding, we would be required to obtain the prior written consent of Monroe or Hudson Bay, as applicable, prior to declaring or paying any cash dividend or cash distribution on any of our capital stock. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects, and other factors our board of directors deems relevant, and subject to the restrictions contained in our current or future financing instruments.

DILUTION
Our net tangible book value as of May 31, 2019 was approximately $56,151,000, or $0.63 per share. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less liabilities to be settled with cash, by the number of outstanding shares of our common stock as of May 31, 2019. Net tangible assets excludes goodwill and intangible assets and warrant liabilities.
After giving effect to the sale of 17,197,570 shares of our common stock and warrants to purchase 8,598,785 shares of common stock at the offering price of  $1.75 per unit, and after deducting placement agent fees and estimated offering expenses payable by us, our net tangible book value as of May 31, 2019 would have been approximately $83,593,000, or $0.79 per share of common stock, which excludes the warrants to purchase 8,598,785 shares of our common stock to be issued to investors in this offering. This represents an immediate increase in the net tangible book value of  $0.16 per share to existing stockholders and an immediate dilution in net tangible book value of  $0.96 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this per share dilution:
Offering price per unit		$1.75
Net tangible book value per share of common stock as of May 31, 2019	$0.63
Increase in net tangible book value per share of common stock attributable to new investors	$0.16
As adjusted net tangible book value per share of common stock after this offering		$0.79
Net dilution per share of common stock to new investors		$0.96
The number of shares of our common stock to be outstanding after this offering is based on the actual number of shares outstanding as of September 24, 2019, which was 90,061,423, and excludes as of such date:
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14,760,619 shares of common stock issuable upon exercise of options outstanding under our 2016 Stock Incentive Plan, at a weighted-average exercise price of approximately $4.89 per share;

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8,138,095 shares of common stock issuable upon exercise of warrants outstanding at a weighted-average exercise price of  $5.32 per share;

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1,861,396 shares of common stock reserved for future issuance under our 2016 Stock Incentive Plan; and

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8,598,785 shares of common stock issuable upon exercise of warrants to be issued to investors in this offering at an exercise price of  $2.25 per share.

To the extent that outstanding options are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
We are offering 17,197,570 units, with each unit consisting of one share of common stock and a warrant to purchase half a share of common stock at an exercise price of  $2.25 per share.
Common Stock
The material terms and provisions of our common stock are described under the caption “Securities We May Offer — Description of Capital Stock — Common Stock” beginning on page 13 of the accompanying prospectus. As of September 24, 2019, we had 90,061,423 shares of our common stock outstanding. Our common stock is quoted on the OTCQX under the trading symbol “KSHB”.
Warrants
The following is a brief summary of the material terms of the warrants offered pursuant to this prospectus and is subject in all respects to the provisions contained in the warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K on or about the date hereof, which is incorporated by reference herein. As of September 24, 2019, there were 8,138,095 shares of common stock issuable upon exercise of warrants outstanding at a weighted-average exercise price of  $5.32 per share.
Exercisability.   Holders may exercise warrants at any time up to 11:59 p.m., New York time, on the date that is five years after the date on which such warrants were issued. The warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a written exercise notice accompanied, within one trading day, by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise discussed below). The holder of warrants does not have the right to exercise any portion of the warrant if the holder would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. This percentage may, however, be raised or lowered to an amount not to exceed 9.99% at the option of the holder upon at least 61 days’ prior notice from the holder to us.
Cashless Exercise.   At any time when a registration statement covering the issuance of the shares of common stock issuable upon exercise of the warrants is not effective, the holder may only exercise its warrants on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.
Exercise Price.   The exercise price of common stock purchasable upon exercise of the warrants is $2.25 per share. The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations or similar events affecting our common stock.
Transferability.   The warrants may be transferred at the option of the holder without obtaining our consent.
Exchange Listing.   We do not plan on making an application to quote the warrants on the OTCQX, any national securities exchange or any other nationally recognized trading system. Our common stock underlying the warrants is quoted on the OTCQX.
Rights as Stockholder.   Except as otherwise provided in the warrants, including the right for warrant holders to receive the same dividends and distributions as holders of common stock, or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.
Fractional Shares.   No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, the number of shares of common stock to be issued will be rounded up to the nearest whole number.

PLAN OF DISTRIBUTION
We are offering units in this offering directly to certain institutional investors as arranged by the placement agents. Subject to the terms and conditions set forth in the placement agency agreement, dated September 26, 2019, among us and Jefferies LLC and A.G.P./Alliance Global Partners as our co-lead placement agents, the placement agents have agreed to use their reasonable best efforts to arrange for the sale of all of the units offered hereby. The placement agents have no obligation to buy any of the units from us nor are the placement agents required to arrange the purchase or sale of any specific number or dollar amount of the units. Therefore, we may not sell the entire amount of units offered pursuant to this prospectus supplement.
The placement agency agreement provides that the obligations of the placement agents are subject to certain conditions precedent such as the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates from our counsel, our independent auditors and us. We will enter into securities purchase agreements directly with the investors in connection with this offering, and will only sell to investors who have entered into a securities purchase agreement. We have agreed to indemnify the placement agents and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agents may be required to make in respect of those liabilities.
Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase units, informing investors of the closing date as to such shares. We currently anticipate that closing of the sale of the units will take place on or about September 30, 2019. Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares. On the scheduled closing date, we will receive funds in the amount of the aggregate purchase price; Jefferies LLC and A.G.P./Alliance Global Partners will receive the placement agents’ fees on behalf of the placement agents in accordance with the terms of the placement agency agreement and we will cause to be issued to the investors the shares that they purchased.
Fees and Expenses
We have agreed to pay the placement agents a fee equal to 7% of the gross proceeds of the sale of units in this offering. The following table shows the per unit and total fees we will pay to the placement agents assuming the sale of all of the units offered pursuant to this prospectus supplement.
Per unit	$0.1225
Total	$2,106,702
Because there is no minimum offering amount required as a condition to closing, the actual total amount of placement agents’ fees, if any, are not presently determinable and may be less than the amount set forth above.
We estimate expenses payable by us in connection with this offering, other than the placement agents’ fees referred to above, will be approximately $547,500, which includes a reimbursement of  $100,000 to the placement agents for the fees and expenses of placement agents’ legal counsel.
Listing
Our common stock is listed on OTCQX under the symbol “KSHB.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Action Stock Transfer Corp.

No Sales of Similar Securities
We and our officers and directors have agreed, subject to specified exceptions, not to directly or indirectly, without the prior written consent of the placement agents:
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sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a put equivalent position or liquidate or decrease any call equivalent position, pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, any shares or related securities,

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enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of shares or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise,

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make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any shares or related securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

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publicly announce any intention to do any of the foregoing.

This restriction terminates after the 90th day after the date of this prospectus supplement.
The placement agents may, in their sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the placement agents and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.
Other Activities and Relationships
The placement agents and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agents and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the placement agents and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agents or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agents and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the units offered hereby. Any such short positions could adversely affect future trading prices of the units offered hereby. The placement agents and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
The foregoing includes a brief summary of certain provisions of the placement agency agreement and securities purchase agreement that we will enter into and does not purport to be a complete statement of their terms and conditions. A copy of the placement agency agreement and the form of securities purchase agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-24.

Notice to Prospective Investors in Canada
Resale Restrictions
The distribution of shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta, Manitoba, Nova Scotia and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.
Representations of Canadian Purchasers
By purchasing shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
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the purchaser is entitled under applicable provincial securities laws to purchase the shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106-Prospectus Exemptions or Section 73.3 of the Securities Act (Ontario), as applicable;

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the purchaser is a “permitted client” as defined in National Instrument 31-103-Registration Requirements, Exemptions and Ongoing Registrant Obligations;

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where required by law, the purchaser is purchasing as principal and not as agent; and

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the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest
Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
Canadian purchasers of shares should consult their own legal and tax advisers with respect to the tax consequences of an investment in the shares in their particular circumstances and about the eligibility of the shares for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS
Certain legal matters relating to the securities being offered hereby will be passed upon for us by Reed Smith LLP, New York, New York. Reed Smith LLP will rely on the opinion of Holley Driggs Walch Fine Puzey Stein & Thompson, LTD as to certain matters of Nevada law. Certain legal matters in connection with this offering will be passed upon for the placement agents by Goodwin Procter LLP, Redwood City, California.
EXPERTS
The consolidated balance sheets of KushCo Holdings, Inc. as of August 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended August 31, 2018, have been audited by RBSM LLP, independent registered public accounting firm, as stated in their report dated November 28, 2018, except for the effects of the restatement discussed in Note 2 to such financial statements as to which the date is April 11, 2019, which report is incorporated by reference herein. The balance sheets of CMP Wellness, LLC as of August 31, 2016 and 2015, and the related statements of operations, members’ equity and cash flows for each of the years in the two-year period ended August 31, 2016, have been audited by RBSM LLP, independent registered public accounting firm, as stated in their report dated July 5, 2017, which is incorporated by reference herein. The balance sheet of Summit Innovations, LLC as of February 28, 2018 and the related statements of operations, members’ equity and cash flows for the fiscal year ended February 28, 2018 have been audited by RBSM LLP, independent registered public accounting firm, as stated in their report dated June 1, 2018, which is incorporated by reference herein. Such financial statements have been incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).
We post on our public website (http://www.kushco.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, prior to the completion or termination of the offering of the securities described in this prospectus supplement:
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Our Annual Report on Form 10-K for the year ended August 31, 2018 filed with the SEC on November 29, 2018 (and the amendment thereto filed with the SEC on April 11, 2019);

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Our Quarterly Reports on Form 10-Q for the fiscal quarter ended November 30, 2018 filed with the SEC on January 8, 2019, as amended by Amendment No. 1 thereto filed with the SEC on April 11, 2019, for the fiscal quarter ended February 28, 2019 filed with the SEC on April 15, 2019, and for the first quarter ended May 31, 2019 filed with the SEC on July 9, 2019;

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Our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 28, 2018;

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Our Current Reports on Form 8-K filed with the SEC on May 4, 2017 (and the amendment thereto filed with the SEC on July 6, 2017), May 3, 2018 (and the amendment thereto filed with the SEC on June 5, 2018), January 16, 2019, February 11, 2019, February 22, 2019, February 28, 2019, March 5, 2019, April 9, 2019, April 30, 2019, June 11, 2019, July 18, 2019, August 8, 2019, August 22, 2019 and September 4, 2019; and

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The description of our common stock contained in our registration statement on Form 10-12G filed with the SEC on April 9, 2015 (as amended on May 29, 2015 and July 10, 2015), as updated by the Current Report on Form 8-K filed on September 4, 2018.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement is modified or superseded for purposes of the prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference into this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:
KushCo Holdings, Inc.
6261 Katella Ave.
Suite 250
Cypress, CA 90630
Telephone: 714-462-4603
This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

PROSPECTUS
$250,000,000
KUSHCO HOLDINGS, INC.
Common Stock
Preferred Stosck
Warrants
Debt Securities
Units
We may from time to time issue, in one or more series or classes, up to $250,000,000 in aggregate principal amount of our common stock, preferred stock, warrants, debt securities and/or units. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.
You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.
Our common stock is quoted on the OTCQB Venture Market under the symbol “KSHB.” On April 23, 2019, the closing price for our common stock, as reported on the OTCQB, was $5.60 per share. Our principal executive offices are located at 11958 Monarch Street, Garden Grove, California 92841.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 8 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE, TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this Prospectus is May 6, 2019.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock and preferred stock, warrants to purchase any of such securities, debt securities and units comprised of any such securities with a total value of up to $250,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
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designation or classification;

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aggregate offering price;

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rates and times of payment of dividends or other payments, if any;

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redemption, conversion, exchange, settlement or sinking fund terms, if any;

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conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

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ranking;

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restrictive covenants, if any;

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voting or other rights, if any; and

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important federal income tax considerations.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website (www.sec.gov).
We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and an accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and an accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and an accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and an accompanying prospectus supplement speaks only as of the date set forth on the applicable cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
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We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters, dealers or agents, we will include in any applicable prospectus supplement:
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the names of those underwriters, dealers or agents;

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applicable fees, discounts, and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the net proceeds to us.

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PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in our securities under the heading “Risk Factors,” before investing in our securities. All references to “Company,” “KushCo,” “we,” “our” or “us” refer solely to KushCo Holdings, Inc. and its subsidiaries and not to the persons who manage us or sit on our Board of Directors (the “Board”).
About KushCo Holdings
KushCo Holdings, Inc. markets and sells packaging products, vaporizers, hydrocarbon gases, solvents, accessories and branding solutions to customers operating in the regulated medical and recreational cannabis industries. As an innovator in custom packaging design and implementation, we combine creativity with compliance to provide the right solutions for our customers. We also provide custom branding on packaging products, which allows our customers to turn their packaging into an effective marketing tool. Our core products sold are in accordance with Title 16 of the Code of Federal Regulations Part 1700 of the Poison Prevention Packaging Act. The testing standards for certification meet the stringent requirements as set by the Consumer Product Safety Commission (“CPSC”). In addition, the materials used for production are U.S. Food and Drug Administration (“FDA”)-approved food grade and free of bisphenol A (“BPA”).
Our packaging business primarily consists of bottles, bags, tubes, and containers. We maintain relationships with a broad range of manufacturers, which enables us to source a plethora of packaging products in a cost-effective manner and pass such cost savings to our customers. That allows us to offer quick solutions to our customers and ensure that their products will be of superior grade and made with environmentally safe materials. In addition to a complete product line, we have sophisticated labeling and customization capabilities, which we believe allow us to add significant value to our customers’ packaging design processes. Our products are utilized by urban farmers, green house growers, and medical and recreational cannabis dispensaries.
Pop Top Bottles.    Our pop top bottles meet all of the standards for child resistant requirements as set by the CPSC. The pop-top bottle is unique to the pharmaceutical packaging world because instead of a traditional push and turn bottle, the pop-top requires a squeeze motion that actually pops the attached top up and open. We carry pop top bottles in various sizes and colors.
Bags.    We provide an array of packaging solutions in the form of a bag. The selection of bags we provide includes child resistant exit bags, traditional paper exit bags, and a vast selection of food grade safe foil barrier bags. All bags and packages we offer are available in stock designs and are fully customizable.
Tubes.    We offer a complete line of tubes in two standard sizes, each available in a wide variety of colors. We believe that we are one of the largest suppliers of tubes to the cannabis industry in the United States. Our focus and investments are made to ensure that we are able to meet the increasing trend towards impermeable casing, substantially extending shelf life for pre-packaging. The tubes have a positive seal for enhanced freshness and are odor tight for secure storage and content privacy. All tubes are made with food grade, BPA-free, polypropylene in compliance with FDA regulations. We maintain several unique designs in this market that combine the tube and closure elements into a single piece that we believe are innovative both in appearance and functionality. We believe that our ability to provide creative package designs, combined with a complementary line of closures, makes us a preferred supplier for many customers in our target market.
Containers.    We provide a diverse selection of smaller sized containers composed of either polystyrene, silicone-lined polystyrene or glass. Our silicone-lined polystyrene containers offer durability and convenience by combining the ease of a non-stick silicone lined with the rigidity and clarity of a polystyrene outer layer.
Vaporizers.    We offer a wide selection of vaporizer cartridges with core materials ranging from plastic to glass and heating technology ranging from cotton wicks to ceramic and wickless materials. We also offer a wide selection of batteries to match the cartridges that range from button-less standard heating to push-button adjustable heating settings. Most of vaporizer cartridge, battery, and disposable units can be customized for clients, including adjusting colors, materials, and adding logos and images per our clients’ request. We deliver the vaporizer products unassembled to clients, where the clients then fill and assemble the vaporizers with their personnel.
Hydrocarbon Gases.    We provide ultra-pure hydrocarbon gases, including isobutene, n-butane, propane, ethanol, pre-mixes, custom blends and other solvents. These substances are essential in the extraction process which produces products that supply the vaping and concentrate sector of the market. We ship these products to customers from ten distribution hubs in key markets across the country under a hazmat compliant structure.
Branding Solutions.    Our wholly-owned subsidiary, The Hybrid Creative, is a full-spectrum creative agency based in Santa Rosa, California. It serves both cannabis and non-cannabis clients across the U.S., Canada and Europe. The Hybrid Creative’s services include brand strategy, design and marketing, web application development and e-commerce solutions.
Our Corporate History and Background
KushCo Holdings, Inc. was incorporated in the state of Nevada on February 26, 2014 as Kush Bottles, Inc. We specialize in the wholesale distribution of packaging supplies and customized branding solutions for the cannabis industry. Our wholly owned subsidiary Kim International Corporation (“KIM”), a California corporation, was originally incorporated as Hy Gro Economics Corporation (“Hy Gro”) on December 2, 2010. On October 30, 2012, Hy Gro amended its articles of incorporation to reflect a name change to KIM International Corporation.
On April 10, 2015, we entered into an equity purchase agreement to acquire all of the issued and outstanding membership interests in Dank Bottles, LLC (“Dank”), a Colorado limited liability company. In exchange for the purchased interests, the Company paid cash consideration of  $373,725 and issued 3,500,000 shares of common stock to the sellers of Dank.
On May 1, 2017 we and KBCMP, Inc., our newly formed wholly-owned subsidiary (“Merger Sub”), entered into an Agreement of Merger (the “Merger Agreement”) with Lancer West Enterprises, Inc., a California corporation and Walnut Ventures, a California corporation, pursuant to which each of Lancer West Enterprises, Inc. and Walnut Ventures were merged with and into Merger Sub, with Merger Sub as the surviving corporation, resulting in our indirect acquisition of CMP Wellness, LLC (“CMP”), a California limited liability company. Prior to the merger, CMP was owned 100% by Lancer West Enterprises, Inc. and Walnut Ventures. The membership interest in CMP was the sole asset of each of Lancer West Enterprises, Inc. and Walnut Ventures. As a result, CMP became an indirect wholly-owned subsidiary of us. CMP is a distributor of vaporizers, cartridges and accessories. The agreement provided for a twelve-month performance based earn-out payment.
On May 2, 2018, we and KCH Energy, LLC, a wholly-owned subsidiary of the Company (“KCH”), completed our acquisition of Summit Innovations, LLC (“Summit”), a leading distributor of hydrocarbon gases to the legal cannabis industry. Pursuant to the terms of the Agreement and Plan of Merger with Summit, Summit merged with and into KCH, with KCH as the surviving entity. The consideration paid to the members of Summit at the closing included cash consideration of   $945,218, net of cash received, and 1,280,000 shares of the Company’s common stock. The acquisition includes a twelve-month performance based earn-out payment.
On July 11, 2018, we entered into a Membership Interest Purchase Agreement with the members of Zack Darling Creative Associates, LLC (“ZDCA”), parent of wholly-owned subsidiary, Hybrid Creative, LLC (“Hybrid”), a specialist design agency, pursuant to which we purchased the entire issued membership interest of ZDCA. Following the acquisition, ZDCA became a wholly-owned subsidiary of the Company, with Hybrid continuing to operate as wholly-owned subsidiary of ZDCA. The consideration paid to the members of ZDCA at the closing included cash consideration of   $847,187, net of cash received, $82,106 in cash held back and 360,000 shares of the Company’s common stock, of which 162,000 will be held back until January 1, 2019. The acquisition includes an earn-out payment based on the net revenue performance of the Hybrid business during the period September 1, 2018 through August 31, 2019.

On August 29, 2018, we filed Amended and Restated Articles of Incorporation (the “Amended and Restated Charter”) with the Secretary of State for the State of Nevada. The Amended and Restated Charter changed our name from Kush Bottles, Inc. to KushCo Holdings, Inc. The Amended and Restated Charter became effective on September 1, 2018, and was approved by our stockholders at our 2018 Annual Meeting of Stockholders on May 8, 2018.
Marketing and Sales Channels
We sell primarily into the business-to-business market, which includes legally operating medical and adult-use dispensaries, growers, and producers of marijuana infused products and brand owners in states with marijuana programs. We reach our large and diversified customer base through our direct sales force, our user-friendly website, and the strategic use of re-distributors. Our sales, fulfillment and support staff meet with customers to understand their needs and improve our product offerings and services. We are able to dedicate certain sales and marketing efforts to particular products, customers or geographic regions, when applicable, which enables us to develop expertise that is highly valued by our customers. In addition, inside and outside sales representatives, marketing managers, and executives oversee the marketing and sales efforts. Operational personnel work closely with sales personnel and customer service representatives to satisfy customers’ needs through the distribution of high-quality products, on-time deliveries, value-added regulatory insight, and customized branding solutions.
Our marketing activities include brand and logo development, advertising, websites, public relations, newsletters, catalogs and brochures, and all other points of contact with customers and prospective customers. We have ongoing campaigns in each of these areas, which are detailed below.
Branding.    We believe that we have built one of the strongest and most recognizable brands in the cannabis industry. We recognized early on the importance of creating a strong, identifiable and lasting brand that would separate our Company from the competition, and resonate with customers. Our logo, our name, the style of our ads, and all collateral material reflect our “brand image.”
Advertising.    We run ads periodically in certain trade publications and on specific websites that reach our target audience. We believe providing ongoing exposure of our brand and product offering enhances the value of our corporate brand.
Public Relations.    We have an active public relations program, which has helped build the Kush brand and position our Company not only as a leader in the industry, but as the company with expertise in compliance issues and depth of understanding into state and local regulations governing the cannabis industry. This expertise is provided to our business-to-business customers, to help them stay compliant and operate within all applicable rules. We believe that we have enjoyed great success in our public relations campaigns, and have appeared in numerous newspaper articles and television reports.
Email Marketing.    We maintain a list of our customers and prospects, and we email to them regularly. These campaigns may be seasonally based (such as holiday specials), or may be “news” based to act as a vehicle to communicate important information. Staying in touch with our customers and our prospects is another key component in our marketing program.
Collateral.    We have designed brochures, sales sheets, and catalogs that we use in our sales and marketing programs. These professionally designed and quality-printed pieces have been created using the Kush brand guidelines, and help promote our Company while serving as useful sales tools.
Sales.    We have a team of sales professionals that drive our revenues. These dedicated individuals maintain contact with existing clients and secure on-going orders, as well as have frequent communications with prospective customers. Our sales team is anchored by Territory Sales Managers (“TSMs”) that are strategically placed in the field. Each TSM is based in the region which they service. We believe this “boots on the ground” approach allows us to develop deep relationships with the key players in each major market. While the TSMs are out building relationships in the field, they are supported by a Sales Support Specialist (“SSS”) in our nearest geographical distribution center. The SSS is responsible for prospecting new leads, coordinating site visits for the TSM, processing routine orders, and managing custom projects for clients. We believe this hands-on approach is vital in a new emerging market where value-add can be provided through educational and evangelical sales messaging.

Competition.    We face competition from dozens of competitors of varying sizes and geographic reach, who produce and sell products similar to ours. Our sales could be reduced significantly if our competitors develop and market products that are more effective, more convenient, or are less expensive than our products. We believe that we have differentiated ourselves from competitors due to several factors. We have built what we consider to be one of the strongest brands in the industry. We have a physical presence in key states such as California, Washington, Nevada, Colorado and Massachusetts which enable us to meet our customers’ demands at a speed that supersedes the competition. We have the highest quality and largest variety of products that meet the certification standards for child-resistance. We believe we offer the best customized branded packaging solutions in the market. Additionally, we have a knowledge base and expertise that is unmatched in our industry. As a result, we have become more than just a supplier to our customers — we have become a trusted partner, with insight and recommendations that help our customers’ businesses grow and thrive. In addition to many short-term competitive advantages, KushCo is committed to building out a suite of products that are exclusive to the company using intellectual property, branding, trademarks, or joint ventures. Currently, the company has one granted patent and several in process, as well as numerous trademarks.
Employees
As of the date of this filing, we have 202 full-time employees. Our employees work at our facilities located across the U.S. Our relations with employees remain satisfactory and there have been no significant work stoppages or other labor disputes.
Environmental Matters and Government Regulation
The FDA regulates the material content of direct-contact food and drug packages, including certain packages we sell pursuant to the Federal Food, Drug and Cosmetics Act. Certain of our products are also regulated by the CPSC pursuant to various federal laws, including the Consumer Product Safety Act and the Poison Prevention Packaging Act. Both the FDA and the CPSC can require the manufacturer of defective products to repurchase or recall such products and may also impose fines or penalties on the manufacturer. Similar laws exist in some states, cities and other countries in which we sell our products. We use FDA approved resins and pigments in our products that directly contact food and drug products, and our products are in material compliance with all applicable requirements.
The plastics industry, including us, is subject to existing and potential federal, state, local and foreign legislation designed to reduce solid waste by requiring, among other things, plastics to be degradable in landfills, minimum levels of recycled content, various recycling requirements, disposal fees, and limits on the use of plastic products. In particular, certain states have enacted legislation requiring products packaged in plastic containers to comply with standards intended to encourage recycling and increased use of recycled materials. In addition, various consumer and special interest groups have lobbied from time to time for the implementation of these and other similar measures. We believe that the legislation promulgated to date and such initiatives to date have not had a material adverse effect on us. There can be no assurance that any such future legislative or regulatory efforts or future initiatives would not have a material adverse effect on us.
Thirty-three states and the District of Columbia currently have laws legalizing marijuana in some form. We do not believe that federal or any state laws prohibit us from selling our packaging products to cannabis growers and dispensers. See, however, the risk factors in Part I, Item 1A — Risk Factors of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 29, 2018 that further describe the potential impact of federal, state and foreign regulation, litigation by states affected by marijuana litigation and limited access to financial services.
Emerging Growth Company
As a public reporting company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. In particular, as an emerging growth company we:

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are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

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are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

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are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

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are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

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may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A; and

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are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards. As a result, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
Circumstances could cause us to lose “emerging growth company” status. We will qualify as an emerging growth company until the earliest of:
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The last day of our first fiscal year during which we have total annual gross revenues of  $1 billion or more;

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The last day of our fiscal year following the fifth anniversary of the date of our initial public offering;

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The date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period; or

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The date on which we qualify as a “large accelerated filer” under the Exchange Act (qualifying as a large accelerated filer means, among other things, having a public float in excess of $700 million).

Recent Developments
From December 2018 to January 2019, we entered into stock purchase agreements with certain accredited investors pursuant to which we raised gross proceeds of approximately $10.4 million in a private placement financing and issued 2,600,474 shares of common stock. These securities were issued without registration under the Securities Act in reliance on registration exemptions contained in Section 4(a)(2) of the Securities Act and Regulation D as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. The sales of these securities were made without general solicitation or advertising.
On January 18, 2019, we completed a registered direct offering of an aggregate of 6,476,190 shares of our common stock and warrants to purchase 3,238,095 shares of common stock. Subject to certain ownership limitations, the warrants were immediately exercisable at an exercise price equal to $5.75 per share of common stock. The warrants are exercisable for five years from the date of issuance. The combined per share purchase price for a share of common stock and half of a warrant was $5.25, for aggregate gross proceeds of approximately $34.0 million.
Corporate and Available Information
Our principal corporate offices are located at 11958 Monarch Street, Garden Grove, CA 92841 and our telephone number is (714) 243-4311. Our internet address is www.kushco.com. We make available on our website, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our SEC reports can be accessed through the Investor Relations section of our website. The SEC maintains a website that contains reports, proxy and information statements and other information regarding our filings at http://www.sec.gov. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.
Common Stock
As discussed below under the heading “Securities We May Offer,” we may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Our Board currently has five (5) members. Our bylaws provide that the number of directors shall not be less than one (1) nor more than seven (7), with the exact number of authorized directors set by resolution of our board of directors. The maximum or minimum number of directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to the articles of incorporation or by an amendment to the bylaws. Holders of common stock have no preemptive, redemption or conversion rights and are not subject to future calls or assessments. No sinking fund provisions apply to our common stock. All outstanding shares are fully-paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Preferred Stock
As discussed below under the heading “Securities We May Offer,” we may issue shares of our preferred stock from time to time, in one or more series. Under our Charter, our Board has the authority to issue, without further action by our stockholders, up to 10,000,000 shares of preferred stock, none of which have been issued. The Board has the authority to issue shares of preferred stock in one or more series and to fix the designations, powers, preferences and the rights of the shares of each series and any qualification, limitations and restrictions thereon, any or all of which may be greater than the rights of our common stock.
If we issue preferred stock, we will fix the designations, powers, preferences and the rights, and any qualification, limitations and restrictions of the shares of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of such series of preferred stock before the issuance thereof. We urge you to read any prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.
Warrants
As discussed below under the heading “Securities We May Offer,” we may issue warrants for the purchase of common stock, preferred stock, debt securities and/or units (as described below) in one or more series, from time to time. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from those securities.
If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read any prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to such warrants will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.
Debt Securities
As discussed below under the heading “The Securities We May Offer,” we may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Unless we give you different information in the applicable prospectus supplement, (i) the debt securities will be unsecured, (ii) the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, and (iii) the subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
If we issue debt securities, they will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. We urge you to read any prospectus supplement related to the series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. If we issue debt securities, indentures and forms of debt securities containing the terms of such debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.
Units
As discussed below under the heading “Securities We May Offer,” we may issue units comprised of shares of common stock, shares of preferred stock, warrants and debt securities in any combination. We may issue units in such amounts and in as many distinct series as we wish.
If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described herein and in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described herein and in the documents incorporated herein by reference, including (i) Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended August 31, 2018, which was filed with the SEC on April 11, 2019 and is incorporated herein by reference and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and the documents incorporated herein by reference contain, forward-looking statements that involve risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus and the documents incorporated herein by reference under the captions “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “seek,” “aim,” “think,” “optimistic,” “strategy,” “goals,” “sees,” “new,” “guidance,” “future,” “continue,” “drive,” “growth,” “long-term,” “develop,” “possible,” “emerging,” “opportunity,” “pursue,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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the size and growth of the potential markets for our products and the ability to serve those markets;

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our expectations regarding our expenses and revenue, the sufficiency of our cash resources and needs for additional financing;

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the rate and degree of market acceptance of any of our products;

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our expectations regarding competition;

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our anticipated growth strategies;

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our ability to attract or retain key personnel;

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our ability to establish and maintain development partnerships;

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our expectations regarding federal, state and foreign regulatory requirements;

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regulatory developments in the U.S. and foreign countries, especially those related to change in, and enforcement of, cannabis laws;

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our ability to obtain and maintain intellectual property protection for our products;

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the anticipated trends and challenges in our business and the market in which we operate; and

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our use of proceeds from this offering.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.
Any forward-looking statement made by us in this prospectus speaks only as of the date on which it is made. Except as required by law, we assume no obligation to update these statements publicly, or to update the reasons actual results could differ materially from those anticipated in these statements, even if new information becomes available in the future. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus.
Unless required by U.S. federal securities laws, we do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
We cannot guarantee that we will receive any proceeds in connection with this offering because we may be unable or choose not to issue and sell any securities covered by this prospectus.
Unless otherwise provided in a supplement or amendment to this prospectus, we intend to use any net proceeds from this offering, together with other available funds, for working capital and for other general corporate purposes.
Pending use of the proceeds as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.
The amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.
Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises. We may raise additional capital through additional public or private financings, the incurrence of debt and other available sources. Please see the discussion of the risks associated with our liquidity in the section “Risk Factors.”
RATIO OF FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS
Our ratio of combined fixed charges and preference dividends to earnings for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of preference securities in the future.
DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, and all currently available funds for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in our current or future financing instruments.

PLAN OF DISTRIBUTION
The securities being offered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:
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through underwriters for resale to the public or investors;

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transactions on the OTCQB or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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in connection with short sales of the shares;

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by pledge to secure debt and other obligations;

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through the writing of options, whether the options are listed on an options exchange or otherwise;

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in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

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through a combination of any of the above transactions; or

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any other method permitted by law.

We may sell our securities directly to one or more purchasers, or to or through underwriters, dealers or agents or through a combination of those methods. The related prospectus supplement will set forth the terms of each offering, including:
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the name or names of any agents, dealers, underwriters or investors who purchase the securities;

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the purchase price of the securities being offered and the proceeds we will receive from the sale;

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the amount of any compensation, discounts, commissions or fees to be received by the underwriters, dealer or agents;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any securities exchanges on which such securities may be listed;

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the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

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the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities.

With respect to any “at the market” offerings, unless we inform you otherwise in the prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws, rules and regulations, on mutually agreeable terms between the sales agent and us. We will include in the prospectus supplement the amount of any compensation to be received by the sales agent.
In addition, any securities covered by this prospectus that qualify for sale pursuant to Regulation S may be sold pursuant to Regulation S rather than pursuant to this prospectus.

In connection with the sale of our securities, underwriters may receive compensation from us or from purchasers of our securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of our securities may be considered underwriting discounts and commissions under the Securities Act.
In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed eight percent (8.0%) of the aggregate amount of the securities offered to this prospectus.
We may agree to indemnify underwriters, dealers and agents who participate in the distribution of our securities against various liabilities, including liabilities under the Securities Act. We may also agree to contribute to payments that the underwriters, dealers or agents may be required to make in respect of these liabilities. We may authorize dealers or other persons who act as our agents to solicit offers by various institutions to purchase our securities from us under contracts that provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of our securities, we will indicate that in the prospectus supplement or amendment.
In connection with an offering of our securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in our securities for their own account. In addition, underwriters may bid for, and purchase, our securities in the open market to cover short positions or to stabilize the price of our securities. Finally, underwriters may reclaim selling concessions allowed for distributing our securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

SECURITIES WE MAY OFFER
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.
Description of Capital Stock
The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and our bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Nevada law.
General
Our authorized capital stock consists of 265,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The following description summarizes some of the terms of our certificate of incorporation and bylaws, but does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.
Common Stock
Outstanding Shares.    There were 88,182,716 shares of our common stock outstanding as of April 23, 2019, assuming no exercise of outstanding options or warrants. There were approximately 157 holders of record of our common stock as of April 23, 2019. This number does not include beneficial owners whose shares are held in street name.
As of April 23, 2019, there were 13,413,418 shares of common stock subject to outstanding options and 6,988,095 shares of common stock subject to outstanding warrants.
Voting Rights.    Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise provided by law or our amended and restated certificate of incorporation or bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the vote of the holders of a majority of the stock having voting power present in person or represented by proxy. Directors are elected by a plurality of the votes cast at the meeting. Our amended and restated certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends.    Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared by our board of directors at any regular or special meeting. At present, we have no plans to issue dividends. See the section titled “Dividend Policy”.
Liquidation.    In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Other Rights and Preferences.    Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Fully Paid and Nonassessable.    All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.
Provisions in our amended and restated certificate of incorporation provide that our board of directors is authorized to issue preferred stock in one or more series, to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of such shares and any qualifications, limitations or restrictions thereof. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, we have no plans to issue any preferred stock.
Anti-Takeover Effects of Nevada Law and Our Certificate of Incorporation and Bylaws
Some provisions of Nevada law, our amended and restated certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock.   The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
Stockholder Meetings.    Our bylaws provide that a special meeting of stockholders may be called only by our president, the majority of the board of directors, or by the stockholders holding shares in the aggregate entitled to cast not less than a majority of the votes at any such meeting.
Stockholder Action by Written Consent.    Our bylaws allow for any action which may be taken at any annual or special meeting of the stockholders to be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Removal of Directors.    Our bylaws provide that any or all of our directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote.
Stockholders Not Entitled to Cumulative Voting.    Our amended and restated certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Nevada Business Combination Statutes.   The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:
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the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

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if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.
In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.
Nevada Control Share Acquisition Statutes.   The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.
A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of KushCo.
Amendment of Charter Provisions.   The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.
The provisions of Nevada law, our amended and restated certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Action Stock Transfer Corp.
Quotation on OTCQB
Our common stock is quoted on the OTCQB Venture Market under the symbol “KSHB.”
Preferred Stock
Our Board is authorized to issue up to 10,000,000 shares of preferred stock in one or more series without shareholder approval. Our Board may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our Board to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:
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dividend rights;

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dividend rates;

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conversion rights;

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voting rights;

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terms of redemption; and

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liquidation preferences.

The existence of authorized but unissued shares of preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our Board were to determine that a takeover proposal is not in the best interests of us or our stockholders, our Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.
We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designations that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

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the title and stated value;

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the number of shares authorized;

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the liquidation preference per share;

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the purchase price;

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the dividend rate, period and payment date, and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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voting rights, if any, of the preferred stock;

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preemptive rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material United States federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.
Description of Warrants
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into a warrant agency agreement with a warrant agent, in which case we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the periods during which, and places at which, the warrants are exercisable;

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the manner of exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive any dividends or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to either us or the warrant agent, as applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent, as applicable, upon exercise.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at our office, the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights By Holders of Warrants
Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue or series of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
Description of Debt Securities
The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.
We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.
We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
The indentures:
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do not limit the amount of debt securities that we may issue;

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allow us to issue debt securities in one or more series;

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do not require us to issue all of the debt securities of a series at the same time;

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allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

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provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities — Subordination” and in the applicable prospectus supplement.
Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
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the title of the debt securities and whether they are senior or subordinated;

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the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

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the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or other securities of KushCo or the method by which any such portion shall be determined;

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if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or other securities of KushCo received on conversion;

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the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

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the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

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the date or dates, or the method for determining the date or dates, from which interest will accrue;

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the dates on which interest will be payable;

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the record dates for interest payment dates, or the method by which such dates will be determine;

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the persons to whom interest will be payable;

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the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

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the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;

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where the debt securities may be surrendered for registration of transfer or conversion or exchange;

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where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

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the times, prices and other terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such obligation;

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the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

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whether the principal of, and any premium or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

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whether the amount of payments of principal of, and any premium or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

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whether the debt securities will be in registered form, bearer form or both and (i) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (ii) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

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any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa, if permitted by applicable laws and regulations;

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whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

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the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

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the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

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the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

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whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

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whether and under what circumstances the debt securities being offered are convertible into common stock or other securities of KushCo, as the case may be, including the conversion price or rate and the manner or calculation thereof;

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the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

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any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

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if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

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the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

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any deletions from, modifications of or additions to our events of default or covenants with regard to such debt securities and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

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applicable CUSIP numbers; and

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any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.
We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “— Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of  (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.
Neither the Nevada Revised Statutes nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Consequently, to determine whether a sale of  “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.
Denomination, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of  $1,000 and integral multiples of  $1,000.
Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:
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exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

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surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:
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issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

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register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

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issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets
The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:
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either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in each indenture;

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after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

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an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants
Existence.   Except as described under “— Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.
Payment of taxes and other claims.   The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (i) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our or our subsidiaries’ income, profits or property, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Provision of financial information.   The indentures require us to (i) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (ii) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (iii) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (i) and (ii) above, and (iv) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.
Additional covenants.   The applicable prospectus supplement will set forth any additional covenants of KushCo relating to any series of debt securities.

Events of Default, Notice and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
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default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•
default in the payment of principal of, or any premium or make-whole amount on, any debt security of such series for five business days at its stated maturity;

•
default in making any sinking fund payment as required for any debt security of such series for five business days

•
default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

•
a default under any bond, debenture, note, mortgage, indenture or instrument:

(i)
having an aggregate principal amount of at least $30,000,000; or

(ii)
under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice shall specify such default and require us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;
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bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of KushCo or any significant subsidiary of KushCo; and

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any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.
If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
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we have deposited with the applicable trustee all required payments of the principal, any premium or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

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all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium or make-whole amount, have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:
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in the payment of the principal, any premium or make-whole amount, or interest;

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in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

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in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.
The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.
The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
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is in conflict with any law or the applicable indenture;

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may involve the trustee in personal liability; or

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may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:
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change the stated maturity of the principal of, or any premium or make-whole amount on, or any installment of principal of or interest on, any such debt security;

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reduce the principal amount of, the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, any such debt security;

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reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

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change the place of payment or the coin or currency for payment of principal of, or any premium or make-whole amount, or interest on, any such debt security;

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impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

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reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

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modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.
We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
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to evidence the succession of another person to us as obligor under such indenture;

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to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

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to add events of default for the benefit of the holders of all or any series of debt securities;

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to add or change any provisions of an indenture (i) to change or eliminate restrictions on the payment of principal of, or premium or make-whole amount, or interest on, debt securities in bearer form, or (ii) to permit or facilitate the issuance of debt securities in certificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

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to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

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to secure the debt securities;

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to establish the form or terms of debt securities of any series;

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to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

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to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

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to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting
The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

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the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

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the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

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the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

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debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.
Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.
Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.
Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:
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there shall be no minimum quorum requirement for such meeting; and

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the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination
Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.
Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of KushCo and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.
The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.
No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.
If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:
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either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

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we have paid or caused to be paid all other sums payable; and

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an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:
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to defease and be discharged from any and all obligations with respect to such debt securities; or

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to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.
Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.
The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium or make-whole amount, and interest.
When we use the term “government obligations,” we mean securities that are:
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direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

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obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (i) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (ii) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.
When we use the term “conversion event,” we mean the cessation of use of:
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a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

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the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

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any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.
In the event that (i) we effect covenant defeasance with respect to any debt securities and (ii) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.
The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of KushCo will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of KushCo, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.
Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.
We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of

DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and any premium or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.
Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.
If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of  $1,000 and integral multiples of  $1,000.
The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.
No Recourse
There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.
Description of Units
We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement;

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the price or prices at which such units will be issued;

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the applicable United States federal income tax considerations relating to the units;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to the securities included in each unit to the extent relevant and as may be updated in any prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.
The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:
Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
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to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

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to correct or supplement any defective or inconsistent provision; or

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to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
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impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

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reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
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If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

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If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
The unit agreements and the units will be governed by Nevada law.
Form, Exchange and Transfer
We will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.
Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.
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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Burns & Levinson LLP, Boston, Massachusetts and Holley Driggs Walch Fine Puzey Stein & Thompson, LTD, Las Vegas, Nevada. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The consolidated balance sheets of KushCo Holdings, Inc. as of August 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended August 31, 2018, have been audited by RBSM LLP, independent registered public accounting firm, as stated in their report dated November 28, 2018, except for the effects of the restatement discussed in Note 2 to such financial statements as to which the date is April 11, 2019, which report is incorporated by reference herein. The balance sheets of CMP Wellness, LLC as of August 31, 2016 and 2015, and the related statements of operations, members’ equity and cash flows for each of the years in the two-year period ended August 31, 2016, have been audited by RBSM LLP, independent registered public accounting firm, as stated in their report dated July 5, 2017, which is incorporated by reference herein. The balance sheet of Summit Innovations, LLC as of February 28, 2018 and the related statements of operations, members’ equity and cash flows for the fiscal year ended February 28, 2018 have been audited by RBSM LLP, independent registered public accounting firm, as stated in their report dated June 1, 2018, which is incorporated by reference herein. Such financial statements have been incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).
We post on our public website (http://www.kushco.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed to KushCo Holdings, Inc., 11958 Monarch Street, Garden Grove, CA 92841, or by telephone request to (714) 243-4311. Our website is located at www.kushco.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:
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Our Annual Report on Form 10-K for the year ended August 31, 2018 filed with the SEC on November 29, 2018, as amended by Amendment No. 1 thereto filed with the SEC on April 11, 2019, including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 28, 2018;

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Our Quarterly Report on Form 10-Q for the three months ended November 30, 2018 filed with the SEC on January 8, 2019, as amended by Amendment No. 1 thereto filed with the SEC on April 11, 2019;

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Our Quarterly Report on Form 10-Q for the three months ended February 28, 2019 filed with the SEC on April 15, 2019;

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Our Current Reports on Form 8-K filed with the SEC on May 4, 2017 (and the amendment thereto filed with the SEC on July 6, 2017), May 3, 2018 (and the amendment thereto filed with the SEC on June 5, 2018), January 16, 2019, February 11, 2019, February 22, 2019, February 28, 2019, March 5, 2019 and April 9, 2019; and

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The description of our common stock contained in our registration statement on Form 10-12G filed with the SEC on April 9, 2015 (as amended on May 29, 2015 and July 10, 2015), as updated by the Current Report on Form 8-K filed on September 4, 2018.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:
KushCo Holdings, Inc.
11958 Monarch Street
Garden Grove, CA 92841
Telephone: (714) 243-4311
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

17,197,570 Shares of Common Stock
WARRANTS TO PURCHASE 8,598,785 SHARES OF COMMON STOCK

PROSPECTUS SUPPLEMENT

Co-Lead Placement Agents
Jefferies
A.G.P.
September 26, 2019